Exhibit 99.1

Cullen/Frost contacts

Greg Parker

Investor Relations

210/220-5632

          or

Renee Sabel

Media Relations

210/220-5416

Western National contact

Brenda Denton

Media Relations

432/617-1201

FOR IMMEDIATE RELEASE

AUGUST 13, 2013

Cullen/Frost and WNB Bancshares Announce Merger Agreement

SAN ANTONIO and ODESSA – Cullen/Frost Bankers, Inc. (NYSE: CFR) and WNB Bancshares, Inc. (“WNB”) announced today the signing of a definitive merger agreement that provides for the merger of WNB into Cullen/Frost. The announcement was made jointly by Dick Evans, chairman and CEO of Cullen/Frost Bankers, Inc., and Jack Wood, president of WNB. The agreement has been approved by the Boards of Directors of both companies.

WNB Bancshares operates eight branches through its subsidiary, Western National Bank, primarily in the Midland and Odessa areas of West Texas, with $1.4 billion in assets, $1.2 billion in deposits and $656 million in loans as of June 30, 2013. WNB was chartered in 1977 and is owned primarily by the Wood Family.

Cullen/Frost and WNB expect that the merger will have many strategic benefits for both companies: it will allow Cullen/Frost to strengthen its Texas-focused franchise and enter the attractive Midland and Odessa markets while giving the customers of WNB access to Cullen/Frost’s wide array of financial products and services. WNB’s senior management has agreed to remain with Cullen/Frost. Jack Wood, WNB’s president, will join the Cullen/Frost Board. All other current WNB Board members will continue as advisory directors for their regions.

Cullen/Frost chairman and CEO Dick Evans said, “The Permian Basin plays a big role in the Texas economy because it is a driver of the state’s surging oil and gas business. Joining WNB with the Cullen/Frost team is a great way to increase our participation in the region, and we’re proud to bring our 145 year-old franchise to this dynamic area.

“Currently, the Permian Basin is responsible for approximately 14 percent of the oil produced in the United States and 57 percent of the oil produced in Texas. New technology has made vast amounts of additional reserves available for production, which we believe will extend the region’s growth for decades as exploration and production companies, oilfield services companies and other commercial ventures continue to invest in the region.”

Evans also said, “Already, the region is a proven job generator for oil and gas and other industries. Forbes Magazine recently ranked Midland and Odessa first and second in the nation, respectively, for job growth in small places. This job growth is the result of 40 consecutive months of economic expansion in the region. Based on June 2013 Bureau of Labor Statistics data, the unemployment rates for Midland at 3.7% and Odessa at 4.5% are well below those of Texas (6.5%) and the U.S (7.6%).”

Evans continued, “I am delighted we have reached an agreement to merge with WNB. We have known and admired the Wood family for many years. They operate their bank with the same strong values that have guided them through years of doing business in the Midland and Odessa areas. Frost and WNB share a common vision of community-oriented banking, a conservative lending philosophy and a superior level of customer service. In addition, the WNB team provides proven oil and gas lending expertise and infrastructure. I am happy to welcome the employees and customers of WNB into the Frost financial family.”

Jack Wood, president of WNB said, “We are extremely happy to merge with Cullen/Frost. Our organizations share a strong commitment to customer service and high standards. We believe that joining with Frost will allow us to bring additional sophisticated financial services to our customers while maintaining the level of service they’ve come to expect from us.”

Under the terms of the agreement, Cullen/Frost will issue two million shares of Cullen/Frost common stock and an amount of cash necessary to bring the aggregate consideration to $220 million. The two million shares will be valued at the volume weighted average price of the Cullen/Frost common stock during the 10 trading days shortly prior to closing. The $220 million purchase price can be adjusted up or down based on a targeted book equity value of WNB of $87 million at closing. The transaction is currently expected to be approximately 4 percent accretive to Cullen/Frost’s 2014 earnings per share before one-time restructuring charges.

The transaction is expected to close in January 2014 upon the satisfaction of customary closing conditions, including the approvals of the Federal Reserve and the Texas Department of Banking.

Cullen/Frost’s financial advisors were Goldman, Sachs & Co. and its legal advisors were Sullivan & Cromwell LLP. WNB’s financial advisors were Commerce Street Capital, LLC and its legal advisors were Haynie Rake Repass & Lowry, P.C. and Atkins, Hollmann, Jones, Peacock, Lewis, & Lyon, Inc.

An Investor Presentation containing additional information regarding this proposed merger is available on Cullen/Frost’s Investor Relations website page at www.frostbank.com. The Investor Presentation does not form a part of this announcement.

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $22.6 billion in assets at June 30, 2013. Among the top 50 largest U.S. banks and one of 24 banks included in the KBW Bank Index, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

Cautionary Statements and Factors that Could Affect Future Results

Certain statements contained in this announcement that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in future filings of Cullen/Frost Bankers, Inc. (“Cullen/Frost”) with the SEC, in press releases, and in oral and written statements made by or with the approval of Cullen/Frost that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (I) statements about the benefits of the merger (the “Merger”) of Cullen/Frost and WNB Bancshares, Inc. (“WNB”), including future financial and operating results, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the Merger; (ii) statements of plans, objectives and expectations of Cullen/Frost or WNB or their managements or Boards of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	The risk that the merger does not close at the expected time or at all.
•	The risk that the businesses of Cullen/Frost and WNB will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected.
•	Expected cost savings from the Merger may not be fully realized or realized within the expected time frame.
•	Revenues following the Merger may be lower than expected.
•

Deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected.

•	The ability to obtain governmental approvals of the Merger on the proposed terms and schedule.
•	Local, regional, national and international economic conditions and the impact they may have on Cullen/Frost and WNB and their customers and Cullen/Frost’s and WNB’s assessment of that impact.
•	Changes in the level of non-performing assets and charge-offs.
•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
•	Inflation, interest rate, securities market and monetary fluctuations.
•	Changes in the competitive environment among financial holding companies and banks.
•	Changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which Cullen/Frost and WNB must comply.

Additional factors that could cause Cullen/Frost’s results to differ materially from those described in the forward-looking statements can be found in Cullen/Frost’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to Cullen/Frost or WNB or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. Cullen/Frost and WNB undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

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